eXHIBIT 10.2

Certain identified information has been omitted from this document because it is both not material and would be competitively harmful if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

SETTLEMENT AGREEMENT
AND
MUTUAL RELEASE OF CLAIMS

1.
PARTIES

This Settlement Agreement and Mutual Release of Claims (“Agreement”) is made and entered into on the last day set forth on the signature page hereto (the “Effective Date”) by and among JANONE INC. (F/K/A APPLIANCE RECYCLING CENTERS OF AMERICA. INC.) (“JanOne”); GEOTRAQ, INC. (“GeoTraq”) (JanOne and GeoTraq hereinafter referred to collectively as “Plaintiffs”); ANTONIOS (“TONY”) ISAAC (“T. Isaac”). as indemnitee of JanOm (Plaintiffs and T. Isaac hereinafter referred to collectively as the “JanOne Parties”): and GREG SULLIVAN (“Sullivan” or “Defendant”), for the purpose of resolving by compromise and settlement. all claims, liabilities and disputes among the parties. In the remainder of this Agreement, Plaintiffs. T. Isaac. and Sullivan shall be referred to collectively as the “Parties” and any one of the Parties may be referred to as a “Party”.

2.
RECITALS

This Agreement is entered into with reference to the following facts:

A.
On or about February 27, 2019, Plaintiffs filed a complaint against Sullivan in the District Court of Clark County, Nevada under case no. A-19-790073-B (the “Litigation”), which complaint was twice amended, most recently on March 10, 2020, with the filing of Plaintiffs’ Second Amended Complaint (“Complaint”).
B.
On or about June 21, 2019, Sullivan filed his Answer to First Amended Complaint, Counter-Claim, and Third-Party Complaint against the JanOne Parties and others which counterclaims were amended three times, most recently on January 31, 2020, with the filing of Sullivan’s Revised Second Amended Counterclaims (collectively, “Sullivan’s Counterclaims”).
C.
Sullivan’s Counterclaims allege eleven (11) counts: (1) Breach of Employment Contract; (2) Breach of Implied Covenant of Good Faith and Fair Dealing; (3) Fraud; (4) Negligent Misrepresentation; (5) Civil Conspiracy; (6) Conversion of Stock; (7) Indemnity and Contribution; (8) Tortious Discharge; (9) Alter Ego; (10) Judicial Determination – Unconscionable Agreements and/or Unconscionable Clauses; and (11) Judicial Determination – Conflict of Interest.
D.
Certain of Sullivan’s Counterclaims relate to, inter alia, representations made in advance of, and in connection with the negotiation and execution of, an Agreement and Plan of Merger entered into between and among Sullivan, JanOne, GeoTraq,

E.
and others on or about August 18, 2017 and disposition of Sullivan’s property, including intellectual property and stock, while others relate to Sullivan’s prior employment with GeoTraq and his claim of wrongful termination therefrom seeking a return of stock and payment of deferred compensation.
E.
Each of the Parties denies (i) all of the allegations pled against them in their entirety, whether in the Complaint, Sullivan’s Counterclaims, or otherwise in the Litigation and (ii) that any amounts or relief are owing to any other Party, but, in the interest of avoiding additional time and undue expense, JanOne, on behalf of itself and the Other JanOne Parties, and Sullivan have hereby entered into this Agreement, which each of the Parties intends to be a global and comprehensive settlement agreement and mutual release of all claims asserted or unasserted, known and unknown, among the Parties, all as set forth herein.

NOW, THEREFORE, in consideration of the facts and general releases and promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each Party hereto, the Parties promise and agree as follows:

3.
AGREEMENTS. RELEASES AND PROMISES
F.
Settlement Amount. JanOne shall tender to Sullivan, on behalf of itself, T. Isaac, and GeoTraq, the aggregate of One Million Nine Hundred Fifty Thousand Dollars (US$1,950,000.00) (the “Settlement Amount”), as calculated hereinbelow and as allocated between JanOne and T. Isaac in their sole and absolute discretion. The Settlement Amount shall be accomplished in the following manner:
1.
Initial Payment. On the Effective Date, JanOne shall tender to Sullivan, through his counsel, Two Hundred Fifty Thousand Dollars (US$250,000.00) in cash (the “Initial Payment”).
2.
Quarterly Payment. On or before June 1, 2021, and on or before three months from and after June 1, 2021, for a total of up to ten (10) payments, JanOne shall tender to Sullivan, through his counsel, a minimum of One Hundred Seventy Thousand Dollars (US$170,000.00), in cash or deliver shares of Equivalent Stock (the “Quarterly Payments”). Equivalent Stock is defined as shares of JanOne common stock (NASDAQ: JAN), which shares (i) shall not constitute “restricted securities” (as that term is defined in §230.144(a)(3) of the General Rules and Regulations under the Securities Act of 1933, as amended, as promulgated by the Securities and Exchange Commission) and (ii) on the Quarterly Payment Date (or the date on which the Plaintiffs elect to make a Prepayment (as defined in Paragraph 3(A)(3), below, as memorialized by a written notice thereof (each, a “Prepayment Notice”) shall have an aggregate value of US$170,000.00, based upon [***].

For the avoidance of doubt, Plaintiffs shall make Quarterly Payments (each, a “Quarterly Payment Date”) on or before the following dates:

•
June 1, 2021
•
September 1, 2021

•
December 1, 2021
•
March 1, 2022
•
June 1, 2022
•
September 1, 2022
•
December 1, 2022
•
March 1, 2023
•
June 1, 2023
•
September 1, 2023

Notwithstanding anything to the contrary set forth in this Agreement, to accommodate the relevant issuance and delivery procedures and protocols for delivery of the shares of Equivalent Stock, the date for the “DWAC” of such shares into a brokerage account of Sullivan, shall be not later than 3 Standard Trading Days following the relevant Quarterly Payment Date or the date of the relevant Prepayment Notice. Whether any given Quarterly Payment is made in cash or shares of Equivalent Stock shall be at the sole and absolute discretion of Plaintiffs. The making of any given Quarterly Payment by tender of cash or delivery of shares of Equivalent Stock, respectively, shall not limit Plaintiffs’ discretion to elect to make any remaining Quarterly Payment(s) by a different means (tender of cash or delivery of shares of Equivalent Stock). However, notwithstanding such payment option, under no circumstances should this settlement be construed as a non-monetary settlement.

3.
Prepayments. On or after the first Quarterly Payment Date, Plaintiffs shall have the option to accelerate and make earlier (in full or in part at any time or from time to time) any or all of the then-remaining Quarterly Payments. Any one or more of the Quarterly Payments that are so accelerated (in full or in. part) (hereinafter, each, a “Prepayment”) may be tendered in cash or. with the written consent of Sullivan as to up to [***] of the shares of Prepayment Stock (as defined below). which consent may only be withheld, delayed, denied, or conditioned in accordance with the provisions of footnote 4, by delivery of shares of Equivalent Stock (such shares, the “Prepayment Stock”). Notwithstanding anything to the contrary contained herein, and for clarity, Sullivan’s consent rights in respect of the delivery of shares of Prepayment Stock shall only apply to up to [***] of such shares and Sullivan does not have any consent rights in respect of the “other” [***] of such shares. If JanOne elects to make a Prepayment by delivery of Prepayment Stock, it shall provide Sullivan with a Prepayment Notice in the manner set forth in Paragraph 3(N), below. Sullivan shall have [***] days from receipt of the Prepayment Notice to consent or decline the request for Prepayment by the delivery of Prepayment Stock. Any Prepayment that is to be made in cash shall be tendered within three Trading Days of the date of the Prepayment Notice. If such Prepayment in cash has not been so tendered, the Prepayment Notice shall be void ab initio and shall be of no further effect. Any Prepayment that is to be made by delivery of shares of Prepayment Stock shall be based upon the same calculation modality as set forth in Paragraph 3(A)(2), above; however, rather than utilizing a Quarterly Payment Date in such [***], the date of the Prepayment Notice shall be utilized in lieu thereof and [***]. If [***], then the value of the shares of Prepayment Stock to

4.
be delivered shall instead be based upon [***]. In any event, the date for the “DWAC” of such shares of Prepayment Stock into a brokerage account of Sullivan, shall be not later than [***] following the date of the relevant Prepayment Notice. If such shares of Prepayment Stock shall not have been delivered by DWAC by the end of such third Standard Trading Day, the Prepayment Notice shall be void ab initio and shall be of no further effect.
4.
Tax Consequences. The Parties acknowledge that Sullivan’s, or his assignee(s) receipt of the Settlement Amount may be considered taxable income in whole or in part and/or capital gains or losses in whole or in part and, in each case, shall be subject to disclosure to the appropriate taxing authorities by JanOne and/or GeoTraq. Sullivan, and or his assignee(s), agree to pay any federal or state taxes that are required by law to be paid by Sullivan with respect to the receipt of the Settlement Amount.
5.
Adequacy of Consideration. The Parties agree that the covenants and promises made in this Agreement are in consideration of the payment and other promises made in this Agreement, which the Parties acknowledge to be sufficient, just, and adequate consideration for the covenants, obligations, and promises in this Agreement. The Parties agree that the payment of the Settlement Amount shall constitute the entire amount of payments provided to Sullivan under this Agreement and that Sullivan is not entitled to and will not seek any further compensation, monetary or otherwise, for any other claimed damages, costs, or attorneys’ fees in connection with the matters encompassed in this Agreement.
6.
Specific Assumption of Equivalent Stock or Prepayment Stock Risk. Sullivan acknowledges and understands that (i) [***] of JanOne’s common stock has been highly volatile and may continue to be highly volatile and (ii) the value of the shares of Equivalent Stock or Prepayment Stock that may be delivered to Sullivan under this Agreement will fluctuate between the date(s) of calculation of the number of shares thereof, as delivered to Sullivan, and the date(s) of Sullivan’s sales thereof.
G.
Irrevocable Transfer Instruction Letter. Not later than the Effective Date, JanOne shall execute and deliver to its transfer agent an irrevocable instruction letter (the “Irrevocable Transfer Agent Instruction Letter”) in the form attached hereto as Exhibit “B.” The Irrevocable Transfer Agent Instruction Letter shall provide, in pertinent part, instructions for the transfer agent to deliver the shares of Equivalent Stock or Prepayment Stock to Sullivan for each Quarterly Payment upon (i) JanOne’s direction to the transfer agent to deliver the shares of Equivalent Stock to Sullivan for a Quarterly Payment or shares of Prepayment Stock to Sullivan for a Prepayment or (ii) Sullivan’s direction to the transfer agent to deliver the shares of Equivalent Stock to Sullivan if JanOne had failed to deliver to Sullivan a Quarterly Payment (in cash or shares of Equivalent Stock) on or before the Quarterly Payment Date. Further, during the period that commences on the Effective Date and terminates on JanOne’s tender of the entire Settlement Amount to Sullivan, JanOne shall not terminate its transfer agent (EO By Equiniti) unless, prior to the effective date of such transfer, JanOne and the successor transfer agent

H.
have executed and delivered to Sullivan a letter substantially in the form of the Irrevocable Transfer Agent Instruction Letter.
H.
Assistance in Deposit of Shares. JanOne agrees to cooperate in good faith with Sullivan and/or his attorneys, representatives, agents, executors, heirs, assignees, or nominees, in obtaining any usual and customary regulatory letters, such as legal opinions and the like, to facilitate the deposit of the shares of Equivalent Stock and Prepayment Stock, if any, comprising any given Quarterly Payment or Prepayment, respectively, into the brokerage accounts of Sullivan and/or his representatives, agents, executors, heirs, assignees, or nominees at a broker-dealer in the United States, which broker-dealer is a member of The Depository Trust Company.
I.
Payment of [***]. Upon the Execution Date, at the specific request and direction of Sullivan, Plaintiffs shall tender to [***] (collectively, “[***]”), Sullivan’s former counsel, the amount of [***] in full and final satisfaction of the [***] from the Initial Payment, which is included in the total Settlement Amount. Prior to the tender of any of the Quarterly Payments or Prepayments to be made hereunder, Sullivan shall obtain the release of the attorneys’ fees lien claimed by [***], in the approximate amount of [***] (the “[***]”). Plaintiffs and Third-Party Defendants agree to cooperate in good faith with Sullivan and his attorneys to address and obtain the release the [***].
J.
Release of Fee Award. Plaintiffs expressly release and forever discharge Sullivan and his attorneys, representatives, insurers, assignees, agents, executors, administrators, heirs, and all persons acting by, through, or in any way on behalf of Sullivan, of and from any liability for the award of attorney’s fees in the amount of [***] ordered in the Litigation against Sullivan by order of the Court dated August 6, 2020. The Parties acknowledge that Plaintiffs’ release of their right to collect this amount as ordered by the Court (although subject to appeal or reconsideration by Sullivan) is a portion of the consideration received by Sullivan in connection with this compromise and settlement.
K.
Release of Restrictive Covenants. Plaintiffs expressly release Sullivan from any and all restrictive covenants to which he is or may be subject under Sections 7(a), (b), (c), (d), and, as relevant, Sections 7(f) and (g) of the Employment Agreement entered into between Sullivan and GeoTraq on or about August 18, 2017, and Section 5.07 of the Merger Agreement, including, without limitation, any non-competition provisions. Nothing in this Paragraph shall affect the ownership or license of any intellectual property transferred or assigned by, between, or among the Parties.
L.
In Respect of Shares of JanOne Capital Stock. Sullivan expressly agrees that:
7.
Delivery of Series A Stock Certificate. Within three Standard Trading Days of the Effective Date, he shall deliver to JanOne any and all certificates, endorsed in blank, that are registered in his name and formerly represented shares of JanOne Series A Convertible Preferred Stock (the “Superseded Series A Stock”).

8.
Superseded Series A Convertible Preferred Stock. The JanOne Series A Convertible Preferred Stock has been superseded by the JanOne Series A-1 Convertible Preferred Stock (the “Series A-1 Stock”).
9.
Delivery of Stock Power and Release of Claims to Convertible Preferred Stock. Within three Standard Trading Days of Sullivan’s receipt of the entire Settlement Amount, he shall deliver to JanOne a Stock Power, Stock Assignment, or equivalent form, in any such case endorsed in blank, with his signature medallion guaranteed, in respect of the shares of Series A-1 Convertible Preferred Stock that are registered in his name as of the Effective Date (the “Stock Power”) and, in connection therewith, will be deemed to have released any and all claims to any and all shares of the Superseded Series A Stock and any and all then-outstanding Series A-1 Stock and any shares of capital stock underlying such shares and any rights to any other shares of capital stock of the Company or GeoTraq.
10.
Series A-1 Stock Conversion Rights. Notwithstanding any language to the contrary in any Certificate of Designation of the Preferences, Rights, and Limitations of the Series A-1 Convertible Preferred Stock of the Company, as amended or as amended and restated, Sullivan expressly agrees that, in connection with the transactions contemplated by, and by the express and implied terms of, this Agreement, from and after the Effective Date through and including the date on which he has delivered the Stock Power to JanOne, he shall be deemed (i) to have provided to JanOne his proxy to vote the shares of the Series A-1 Stock and the underlying shares, whether in the context of an annual meeting of stockholders or a special meeting of stockholders or in the context of a written consent of stockholders, which deemed proxy shall be irrevocable and coupled with an interest, and (ii) to have released to JanOne the sole and exclusive right to exercise any and all conversion rights in respect of the shares of the Series A-1 Stock. In connection with the Litigation, the shares of the Series A-1 Stock and any shares into which they might have been converted are deemed to have been the subject of a “lock-up.” In connection with the terms of this Agreement, any shares of Equivalent Stock and any shares of Prepayment Stock are the subject of a “DWAC leak-out” in accordance with the delivery provisions set forth above. To the extent JanOne breaches any material term of this Agreement, following notice and an opportunity to cure, the proxy and sole and exclusive right to exercise conversion rights in respect to the Series A-1 Stock contemplated in this Paragraph (G)(4) shall be deemed revoked as to any shares of Series A-1 Stock then issued and outstanding, as well as JanOne’s proxy rights in respect of any shares of common stock into which shares of Series A-1 Stock may have been converted for delivery to Sullivan or to his designated broker-dealer.
M.
Release of [***]. Sullivan expressly agrees to forego any further action with respect to the “[***]” made by Sullivan to the [***] (the “[***]”) on or about October 1, 2019 under [***] (the “[***]”), including, but not limited to, initiating further contact with the [***] either directly or through his attorneys, representatives, agents, or third parties. Sullivan further agrees to withdraw the [***] in writing, to the extent permitted by law, by sending a notice of withdrawal the [***] to the [***] in the form

N.
attached hereto as Exhibit “D” and, to the extent permitted by law, agrees to refrain from submitting any new or amended complaint, grievance, tip, referral, or other action to the [***] or any other governmental or regulatory body or self-regulatory organization, which new or amended complaint, grievance, tip, referral, or other action relates in any way to the subject matter of the Complaint, Sullivan’s Counterclaims, the Third-Party’s Counterclaims, this Agreement, or the matters set forth in the [***].
N.
Mutual Release of Known and Unknown Claims. The Parties, and their officers, directors and attorneys (past and present) do hereby release and forever discharge one another and each of their respective affiliates, subsidiaries, parent entities, equity holders, employees, officers, directors, partners, attorneys, predecessors, successors, representatives, insurers, assignees, agents, executors, administrators, heirs, devisees, legatees, and all persons acting by, through, or in any way on behalf of one another (the “Released Parties”), of and from any and all claims, debts, defenses, liabilities, costs, attorneys’ fees, actions, suits at law or equity, demands, contracts, expenses, damages, whether general, specific, punitive, exemplary, contractual or extra-contractual, and causes of action of any kind or nature that any of the Parties may now have or claim to have against the Released Parties, including, without limitation, all claims or causes of action that in any way, directly or indirectly, or in any other way arises from or are connected with or that could have been asserted in connection with the Complaint and Sullivan’s Counterclaims and any claims, causes of action, damages, promises or demands that could have been asserted in the Complaint and Sullivan’s Counterclaims and the Parties further covenant and agree that this Agreement may be pleaded or asserted by or on behalf of the Released Parties as a defense and complete bar to any action or claim that may be brought against or involving the Released Parties by anyone acting or purporting to act on behalf of any of the Parties with respect to any of the matters within the scope of this Agreement, excepting only the obligations of the Parties under this Agreement. This full and final release shall cover and shall include and does cover and does include any and all known damages or future damages not now known to any of the Parties hereto, but that may later develop or be discovered, including the effects and consequences thereof, and including all causes of action therefor that arise out of the same facts as were alleged or could have been alleged in the Complaint and Sullivan’s Counterclaims.

In addition, and not by way of limitation, to the broad and general release set forth above, Sullivan specifically acknowledges and agrees that, by executing this Agreement, Sullivan is releasing any claims against JanOne and GeoTraq for any disability discrimination in violation of the Americans with Disabilities Act of 1990 (ADA) (42 U.S.C. §§ 12101); any violation of Title VII of the Civil Rights Act of 1964 (42 U.S.C. §§ 2000e, et seq.); any claims under 42 U.S.C. § 1981; any violation of the Equal Pay Act of 1963 (29 U.S.C. § 2006(d)); any claims under the Employee Retirement Income Security Act of 1974 (ERISA); any claims under the Age Discrimination in Employment Act of 1967 (ADEA) (29 U.S.C. §§ 621, et seq.); the Older Workers Benefit Protection Act (OWBPA); the Family and Medical Leave Act (FMLA) (29 U.S.C. §§ 2601, et seq.); the Worker Adjustment

Retraining and Notification Act of 1988 (29 U.S.C. §§ 2101, et seq.); Nevada Revised Statutes §§ 613.310 to 613.430 (Employment Discrimination, Harassment and Retaliation); Nevada Revised Statutes §§ 608.005 to 608.195 (Payment and Collection of Wages and Penalties); Nevada Revised Statutes §§ 608.250 to 608.290 (Minimum Wage); Nevada Revised Statutes §§ 616A to 616D (Nevada Industrial Insurance Act); Nevada Revised Statutes §§ 617.010, et seq. (Nevada Occupational Diseases Act); Nevada Revised Statutes §§ 618.005 to 618.936 (Nevada Occupational Safety and Health Act); Nevada Revised Statutes §§ 629.101, et seq. (Nevada Genetic Information and Testing Law); Nevada Labor Relations Laws; future causes of action under the federal False Claims Act (31 U.S.C. §§ 3729 – 3733); and/or any state false claims acts relating in any manner to information learned while employed with GeoTraq or affiliated with JanOne; the Sarbanes-Oxley Act of 2002; any claims under any state law, statute or ordinance, including state equal opportunities for employment laws and fair employment and housing laws; any claims arising under the Fair Labor Standards Act (29 U.S.C. §§ 201, et seq.) and any similar state statute, any wage, hour, tip, or bonus claims arising under any federal, state; or local law; any claim for retaliation; and any claims growing out of any legal restriction on JanOne and/or GeoTraq’s right to terminate or constructively terminate their respective employees, including, but not limited to, contract, tort, public policy, or wrongful discharge, which arises from any and all events occurring on or before the Effective Date. All such claims (including related attorneys’ fees and costs) are forever barred by this Agreement. To the extent applicable law may prohibit a waiver of claims under a particular statute, Sullivan acknowledges that he has waived any claim under each such statute, as identified herein.

O.
Waiver of Unknown Claims and Affirmative Disclosure that Parties Have Identified All Pending Claims. The Parties understand that there may hereafter be a discovery of claims or facts in addition to those currently known or believed to be true, accrued or unaccrued; nevertheless, and for the purpose of implementing a full and complete release and discharge. and except as expressly limited herein, the Parties expressly acknowledge that this Agreement is intended to include and does include in effect, without limitation, all claims that the Parties do not know or suspect to exist in favor at the time the Parties sign this Agreement and that this Agreement expressly contemplates the extinguishment of all such known or unknown claims against all known and unknown tortfeasors, people, companies or any other legal entity.

EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT THE RELEASE AND DISCHARGE SET FORTH IN THIS AGREEMENT IS A GENERAL RELEASE AND DISCHARGE AS TO IT AND ALL OTHER RELEASED PARTIES. EACH OF THE PARTIES FURTHER EXPRESSLY WAIVES AND ASSUMES THE RISK THAT ANY AND ALL CLAIMS FOR DAMAGES THAT EXIST AS OF THE EFFECTIVE DATE BUT OF WHICH IT DOES NOT KNOW OR THAT IT DOES NOT SUSPECT EXIST, WHETHER THROUGH IGNORANCE, OVERSIGHT, ERROR, NEGLI¬GENCE, OR OTHERWISE, AND THAT, IF KNOWN, WOULD

MATERIALLY AFFECT A PARTY’S DECISION TO ENTER INTO THIS AGREEMENT, ARE BEING RELEASED AND WAIVED BY THIS AGREEMENT.

P.
Attorneys’ Fees and Costs. It is expressly understood by the Parties that each Party shall bear its own costs, expenses, and attorney’s fees in connection with the Litigation and this Agreement. Further, the Parties waive and release any claims they otherwise have or may have had to such costs, expenses and/or attorneys’ fees in any way arising from or relating to the Litigation and this Agreement.
Q.
Compromise and Full Settlement. This Agreement is made as a compromise and full settlement of the Litigation, resulting from arms-length negotiations. For these and other reasons, the Parties agree that this Agreement: (a) shall not be presumptively construed against any Party, even if a court determines that the Agreement or any provision hereof was drafted by one Party; (b) shall not be admissible in any proceeding as evidence of, and shall not under any circumstances be considered an admission of the truth or legal sufficiency of, any or all of the arguments, allegations, claims and/or other matters asserted in the Litigation; and (c) is entered into with prejudice. The Parties further agree that, by executing this Agreement, none of the Parties admits any liability or fault. This Agreement and compliance with this Agreement shall not be construed or deemed as an admission by any of the Parties of any fault, liability, or concession whatsoever.
R.
Dismissal of Claims. Upon execution of this Agreement and payment of the Initial Payment, all Parties shall dismiss all pending claims in the Litigation with prejudice with each Party to bear its own attorneys’ fees and costs.
S.
Notice of Breach of Agreement. Each of the Parties covenants and agrees to provide via Certified Mail, Return Receipt to Sender, postage prepaid written notice with the right to cure (a “Notice”) of any alleged breach of this Agreement (a “Breach”) to the offending Party prior to initiating a civil action against that Party. The Party that received Notice of the alleged Breach shall have thirty (30) days to investigate and cure any alleged Breach without incurring civil liability. The Notice shall be provided to the applicable Party at the following respective addresses:

Gregg Sullivan
c/o Sylvester & Polednak, Ltd.
Attn: Jeff Sylvester
1731 Village Center Cir. #120
Las Vegas. NV 89134

JanOne, GeoTraq, and/or T. Isaac
c/o Holland & Hart
Attn: Steve Peek/Jessica Whelan
9555 Hillwood Dr., Floor 2
Las Vegas, NV 89134

T.
Right To Cure Breach of Agreement. After proper Notice has been given, if good faith efforts are not made to cure the alleged Breach within thirty (30) days, only then may the Party that provided the Notice bring a civil action for the alleged Breach. Conversely, if within thirty (30) days of proper Notice of the alleged Breach, good faith efforts are made to cure the alleged Breach or the Breach is reasonably cured, the Party that provided the Notice is precluded from filing a civil action in respect of the alleged breach against the Party that received the Notice. If a civil action is properly brought in accordance with this Agreement, the prevailing Party in such civil action, including all appeals, shall receive all of its damages, costs, expenses, and reasonable attorneys’ fees, as well as any such other relief, to which the Party may be entitled by law.
U.
Governing Law. Jurisdiction, and Venue. This Agreement is entered into in the State of Nevada. The laws of the State of Nevada (without giving effect to choice of law or conflict of law principles) shall govern the validity, construction, performance, and effect of this Agreement. Any dispute arising out of or relating to this Agreement shall be adjudicated in a court of competent jurisdiction located in Clark County, Nevada, which shall be the exclusive jurisdiction for any such dispute. Each of the Parties knowingly and voluntarily accepts personal jurisdiction and venue within Clark County, Nevada and waives any right to object to jurisdiction or venue within Clark County, Nevada on any ground, including grounds of convenience of this forum.
V.
Jury Waiver. EXCEPTING HEREFROM SOLELY ANY CLAIMS FOR FRAUD IN THE INDUCEMENT IN RESPECT OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUE AND, THEREFORE, EACH PARTY IRREVOCABLY AM) UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT, INCLUDING THIS EXPRESS WAIVER OF THE RIGHT TO A TRIAL. BY JURY.
W.
Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, (i) such provisions shall be fully severable, (ii) the Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such

X.
illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
X.
Confidentiality. In the absence of prior written consent of the other Parties hereto, none of the Parties, nor any of their respective agents or representatives, may disclose to any third party the terms of this Agreement or the information any Party provides to another Party pursuant to this Agreement. This Paragraph shall not prohibit the Parties from disclosing the fact of settlement or the existence of this Agreement, but not the contents thereof, to any third party, or from disclosing the existence of this Agreement or the terms hereof to such Party’s accounting or financial personnel for accounting or tax purposes, or as is required to comply with any applicable statutes or regulations of any governmental agency or self-regulatory organization, or from complying with lawful subpoenas or other process to provide testimony, information and/or documents in connection with any civil, criminal, or administrative proceeding.
Y.
Non-Disparagement. Each Party agrees that it will not, at any time now or in the future, make any verbal or written statement, including over the Internet (anonymously or otherwise), to a third party, which statement is reasonably likely to be harmful to, or to be injurious to the goodwill, good name, reputation or business standing of another Party or other Parties, or of another Party or other Parties’ affiliates, subsidiaries, officers, directors, members, managers, partners, executives, employees or agents. Nothing in this Paragraph shall prohibit the Parties from providing truthful testimony if called upon to provide the same under oath in a court, regulatory, administrative, or other proceeding in which sworn testimony is sought.
Z.
Non-Cooperation. Each Party agrees that it will not cooperate with, aid, assist, or encourage in any way, any other person, including, without limitation, current and former investors, actual, prospective, or putative stockholders, current and former employees of any entity owned, controlled, or in which any Party now, or has ever had, any interest or in which any Party ever served as a director or executive officer, to pursue any legal claims, charges, or lawsuits against any of the other Parties related to the subject matter of this Litigation_ Notwithstanding the above, a Party may cooperate in the pursuit of legal claims, charges, or lawsuits described in this Paragraph only if it is compelled to testify under oath pursuant to a lawfully issued subpoena or other similar legal process, written notice of which that Party shall provide to the Party against which it is cooperating within five (5) days of the cooperating Party’s receipt or three (3) days prior to the cooperating Party giving any such testimony, whichever occurs first. Each Party agrees that its cooperation under the circumstances set forth herein shall be in a manner no more extensive than reasonably required.

AA.
Counsel. The Parties acknowledge that this Agreement and the separate Settlement Agreement and Mutual Release of Claims with the Other Parties of approximately even date herewith (the “Other Agreement”) were each executed and delivered voluntarily by each of the Parties, without any duress or undue influence on the part of, or on behalf of any of them. The Parties further acknowledge that they have or had the opportunity for representation in the negotiations for, and in the preparation and performance of, this Agreement by counsel of their choice and that they have read this Agreement, and have had an opportunity to have it fully explained to them by their counsel; and that in any case they are fully aware of the contents of this Agreement and its legal affect. Consistent with such acknowledgements, and without objection, each of the Parties has assumed the risks attendant to settling the matters referenced this Agreement and in the Other Agreement in the manner and for the type and amount of consideration set forth herein and therein.
BB.
Entire Agreement. This Agreement constitutes a single, integrated. written contract: expressing the entire understanding and agreement among the Parties in respect of the contents hereof, and the terms of the Agreement are contractual and not merely recitals. Further, this Agreement supersedes any previous negotiations, agreements, and understandings among the Parties in respect of the contents hereof. Each Party acknowledges that it has not relied on any oral or written representations by any other Party or Parties to induce it to sign and deliver this Agreement, other than the terms of this Agreement. Further, the Parties agree that no modifications of this Agreement can be made except in writing signed by each of the Parties or by an authorized representative of each of the Parties.
CC.
Representative Capacity. The individuals whose signatures are affixed to this Agreement in a representative capacity represent- and warrant that they are authorized to execute the Agreement on behalf of and to bind the entity on whose behalf the signature is affixed.
DD.
Counterparts. This Agreement may be executed in counterpart facsimile signatures and all such counterparts shall constitute a single form of this Agreement. Copies and facsimile copies of signature pages shall be deemed to be originals for any and all purposes.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the last day set forth below.

DATED: 4/9/2021	JANONE INC.

By: /s/ Tony Isaac

Its: President and CEO

DATED: 4/9/2021	GEOTRAQ, INC.

By: /s/ Tony Isaac____________

Its:

DATED: 4/8/2021	/s/ Gregg Sullivan
GREGG SULLIVAN

DATED: 4/9/2021	/s/ Antonios Isaac
ANTONIOS (“TONY”) ISAAC

SOLELY IN RESPECT OF PARAGRAPH 31 EACH OF THE “PARTIES” TO THIS “SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS” AND EACH OF THE UNDERSIGNED HEREBY AGREES THAT EACH OF THE UNDERSIGNED IS INCLUDED IN THE DEFINITION OF “RELEASED PARTIES” HEREIN.

DATED: 4/8/2021	ISAAC ORGANIZATION, LLC

By: /s/ Jon Isaac

Its:

DATED: 4/8/2021	THE ISAAC FAMILY TRUST

By: /s/ Jon Isaac

Its:

DOCPROPERTY "CUS_DocIDChunk0" 17198651_v1